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                                                                   EXHIBIT 10.19

                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of November 15, 2004 is by and between IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the "Borrower") and BANKNORTH, N.A., a national banking association with its principal office at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender").

                                   WITNESSETH:

BACKGROUND. The Borrower has requested the Lender to lend it up to the sum of $3,000,000.00 on a revolving line of credit basis (the "Loan"), and the Lender is willing to do so upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1.0 DEFINITIONS

As used herein:

"Accounts", "Chattel Paper", "Collateral", "Commercial Tort Claims", "Contracts", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Financial Assets", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit-Rights", "Payment Intangibles", "Promissory Notes", "Supporting Obligations" and "Tangible Chattel Paper" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently in effect in The Commonwealth of Massachusetts, if not otherwise defined in this Agreement.

"Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

"Agreement" means this Loan and Security Agreement (together with any and all schedules and exhibits attached from time to time hereto), as the same may from time to time be amended, modified or supplemented.

"Blocked Account Deposit Agreement" means the Blocked Account Deposit Agreement dated as of January 16, 2002 between the Borrower and the Lender with respect to the Blocked Account, as amended by a First Amendment to and Ratification of Blocked Account Deposit Agreement dated as of even date herewith in the form attached hereto as Exhibit 1.01(A).

"Blocked Account" means Money Market Deposit Account No. 8720483150, IPG PHOTONICS CORPORATION for the benefit of Banknorth, N.A., Blocked Account.

"Borrowing Base" means, at any time, the amount computed on the Borrowing Base Certificate most recently delivered to, and accepted by, the Lender in accordance with this Agreement and equal to the lesser of:

     (A) $3,000,000.00; or

     (B) Seventy-five percent (75%) of the Eligible Accounts of the Borrower.

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"Borrowing Base Certificate" means a fully completed certificate in the form of
Exhibit 1.01(B) to this Agreement, and to include the worksheets, supporting documentation and schedules as may be required by the Lender, certified by the chief financial officer or chief accounting officer of the Borrower to be correct and delivered to, and accepted by, the Lender pursuant to Section 3.01(Q) or Section 6.01(B)(7).

"Business Day" means a day other than a Saturday, a Sunday, or a day on which commercial banks in Worcester, Massachusetts are authorized to close.

"Change in Control" means any circumstance by which forty-nine percent (49%) or more of the aggregate voting power of the Borrower's voting stock is directly or indirectly transferred from the current ownership of such voting power of the voting stock of the Borrower.

"Closing" has the meaning given to such term in Section 3.01.

"Collateral" has the meaning given to such term in Section 4.01.

"Current Assets" means, at any time, all assets that, in accordance with GAAP, should be classified as current assets on a balance sheet of the Borrower and its Subsidiaries.

"Demand Note" means the Demand Note referred to in Section 2.03.

"Eligible Account" means, at any time, an Account that the Lender in its sole discretion, determines is eligible for inclusion in the Borrowing Base and that conforms and continues to conform to each of the following conditions:

     (A) The Account arose from a bona fide outright sale of Goods by the Borrower or from services performed by the Borrower, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

     (B) The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held or for services performed, and the same were shipped, held, or performed in accordance with such order or contract;

     (C) The title of the Borrower to the Account and, except as to the account debtor, to any Goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, except Permitted Liens;

     (D) The amount shown on the books of the Borrower and on any invoice or statement delivered to the Lender is owing to the Borrower, less any partial payment that has been made thereon by anyone;

     (E) The Account is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged Goods or unsatisfactory services, or for any other reason, except for customary discounts not to exceed two percent (2%) allowed for prompt payment;

     (F) The account debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

     (G) The Account is due and payable not more than sixty (60) days from the date of the invoice therefor;


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     (H) The Account is not more than sixty (60) days past due nor outstanding more than ninety (90) days from the date of the invoice therefor;

     (I) The Account is not with an account debtor which has outstanding, at any time, fifty percent (50%) or more of its accounts on an aggregate basis for a period of ninety (90) days from the date of the invoice therefor;

     (J) The Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Account arising with respect thereto;

     (K) The Borrower has not received any note, trade acceptance, draft, or other Instrument with respect to, or in payment of, the Account, nor any Chattel Paper with respect to the Goods giving rise to the Account, unless, if any such Instrument or Chattel Paper has been received, the Borrower immediately notifies the Lender and, at the latter's request, endorses or assigns and delivers the same to the Lender and the Lender accepts same;

     (L) The Borrower has not received any notice of the death of the account debtor or a partner thereof; nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the account debtor. Upon the receipt by the Borrower of any such notice, it will immediately give the Lender written advice thereof;

     (M) The account debtor is not an officer, agent, employee, shareholder (other than JDS Uniphase), director, Subsidiary or other Affiliate of, or a sales representative for, the Borrower; and

     (N) The Lender has not deemed such Account ineligible because of uncertainty about the creditworthiness of the account debtor or because the Lender determines, in the exercise of its business judgment, otherwise reasonably considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

     In addition to the foregoing, Eligible Account shall mean any amount receivable by the Borrower under any insurance policy covering Goods which have, within the preceding forty-five (45) days, been damaged or destroyed by fire or other direct casualty loss, provided that a claim therefor has been made in compliance with such insurance policy, to the extent that such claim has not been in any way denied or contested by the insurer and provided that such insurer, if such insurer were an account debtor of the Borrower, would be a qualified account debtor under this Section.

     The enumeration of the aforementioned conditions shall not in any way alter the right of the Lender, in its sole discretion, to exclude any Account from being an Eligible Account for any purposes hereunder.

     In the event of any dispute under the foregoing criteria as to whether an Account is or has ceased to be an Eligible Account, the decision of the Lender shall control.

"Event of Default" has the meaning provided in Section 7.01.

"Financial Statements" means those financial statements presented to the Lender by the Borrower in connection with the underwriting of the Loan as more particularly described in Exhibit 1.01(C) attached hereto.


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"Financing Statements" means those certain Uniform Commercial Code Financing
Statements duly authorized and authenticated by the Borrower and duly filed or recorded for the benefit of the Lender, as from time to time supplemented or amended.

"Fixed Assets" means, at any time, all assets (other than Current Assets) that should, in accordance with GAAP, be classified as assets on a balance sheet of the Borrower and its Subsidiaries.

"GAAP" means generally accepted accounting principles applied consistently, with such changes or modifications thereto as may be approved in writing by the Lender.

"Guarantor" means Valentin P. Gapontsev.

"Guaranty" means with respect to the Guarantor, a duly authorized and executed Limited Guaranty dated as of even date herewith in the form attached hereto as
Exhibit 1.01(D), as may be ratified or amended from time to time.

"Indebtedness" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability whether joint or several, matured or unmatured, liquidated or unliquidated, direct or contingent, including without limitation:

     (A) All indebtedness guarantied, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

     (B) All indebtedness in effect guarantied, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

     (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

     (D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

"Intellectual Property" means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, applications, and licenses acquired under any statutory, common law or registration process in any state or nation at any time, or under any agreement executed with any person or entity at any time. The term "license" refers not only to rights granted by agreement from the owner of patents, trade marks, service marks and the like, but also to rights granted by a franchisor under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word "license".

"Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 15, 2004 by and between the Lender and JDS Uniphase, as from time to time amended.


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"IP Fibre Devices" means IP Fibre Devices (UK) Limited, a company registered in
England and Wales with Company Number 2989622, whose registered office is at Stuart House, 59 Catherine Place, London.

"IP Fibre Devices Subordination Agreement" means that certain Subordination Agreement by and between IP Fibre Devices and the Lender dated as of November 15, 2004, as from time to time amended.

"JDS Uniphase" means JDS Uniphase Corporation, a Delaware corporation.

"JDS Uniphase Subordination Agreement" means that certain Subordination Agreement by and between JDS Uniphase and the Lender dated as of November 15, 2004, as from time to time amended.

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

"Liabilities" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on a balance sheet of the Borrower and its Subsidiaries.

"Loan Documents" includes the Notes, the Guaranty, the Blocked Account Deposit Agreement, the Mortgage and the documents, whether deliverable at or after the Closing, required under Article 4.0.

"Mortgage" means that certain Mortgage and Security Agreement dated as of April 28, 2000 and recorded with the Worcester District Registry of Deeds (the "Registry") in Book 22541, Page 78 as amended by First Amendment to Mortgage and Security Agreement dated as of April 10, 2001 and recorded with the Registry in Book 23885, Page 74, and by Second Amendment to Mortgage and Security Agreement dated as of even date herewith, to be recorded with the Registry, in the form attached hereto as Exhibit 1.01(E), as from time to time supplemented or amended.

"Mortgage Note" means that certain Promissory Note dated April 10, 2001 in the face amount of $8,560,000.00 issued by the Borrower to the Lender.

"Mortgaged Property" means the property owned by the Borrower and located on Old Webster Road, Oxford, Massachusetts, as such term is defined in the Mortgage.

"Notes" means the Demand Note and the Mortgage Note, individually and collectively.

"Obligations" is intended to be used in its most comprehensive sense and means the obligation of the Borrower to the Lender of whatever kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, or held or to be held by, the Lender for its own account or as agent for another or others, whether created directly or acquired by assignment or otherwise and howsoever evidenced, whether now existing or hereafter incurred or acquired and whether by way of loan, guaranty, discount, letter of credit, lease or otherwise, including without limitation, the following obligations:

     (A) To pay the principal of, and interest on, the Notes in accordance with the terms thereof and to satisfy all other liabilities to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.


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     (B) To repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral;

     (C) To perform and observe all covenants, agreements and undertakings of the Borrower pursuant to the terms and conditions of this Agreement, the Notes, the Loan Documents or any other agreement or instrument now or hereafter delivered to the Lender by the Borrower;

     (D) All obligations under any interest rate swap agreement, foreign exchange contract, any cap, floor or hedging agreement or other similar agreement, or other financial agreement or arrangement designed to protect the Borrower against fluctuations in any interest rate charged by the Lender under the Notes or otherwise, including any obligations of the Borrower arising out of or in connection with any Automated Clearing House ("ACH") Agreement relating to the processing of ACH transactions, together with all fees, expenses, charges and other amounts owing by or chargeable to the Borrower under any ACH Agreement;

     (E) All obligations to reimburse the Lender, on demand, in connection with overdrafts and other amounts due to the Lender under any existing or future agreements relating to cash management services; and

     (F) All obligations to reimburse the Lender, on demand, for all of the Lender's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder or related hereto, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing Paragraphs (A) through (E).

"Perfection Certificate" means a duly authorized and executed Perfection Certificate from the Borrower in the form of Exhibit 1.01(F) to this Agreement.

"Permitted Investments" means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.; (c) investments in certificates of deposit, bankers' acceptances and time deposits (including Eurodollar time deposits) maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with (i) the Lender or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.; (d) investments in commercial paper maturing within one year from the date of acquisition thereof and issued by (i) the holding company of the Lender or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has


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(A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.; (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; (f) investments in money markets funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above.

"Permitted Liens" means:

     (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business, that are not yet due and payable;

     (B) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, or other social security programs;

     (C) Liens of mechanics, materialmen, repairmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

     (D) Good faith pledges or deposits not exceeding an aggregate amount of $150,000.00 made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of thirty percent (30%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance, or other similar bonds required in the ordinary course of business;

     (E) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

     (F) Liens in favor of the Lender;

     (G) Existing liens set forth or described on Exhibit 1.01(G), attached hereto and made a part hereof;

     (H) Purchase money security interests granted to secure not more than seventy-five percent (75%) of the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder; and

     (I) Liens securing Indebtedness permitted by Section 6.02(K) of this Agreement;

     (J) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

          (1) Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;


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          (2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

          (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

          (4) Adverse judgments on appeal.

"Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

"Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

"Stockholders' Equity" means, at any time the aggregate of Subordinated Indebtedness, plus the sum of the following accounts set forth on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock; (B) capital surplus; and (C) retained earnings.

"Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower or any Subsidiary, the repayment of which is subordinated to the Loan in form and manner satisfactory to the Lender. All currently existing Subordinated Indebtedness is so specified in Exhibit 1.01(H).

"Subordination Agreements" means each and every of the Intercreditor Agreement, the JDS Uniphase Subordination Agreement and the IP Fibre Devices Subordination Agreement.

"Subsidiary" means any Affiliate organized in any state or territory of the United States of America that is directly, or indirectly through one or more intermediaries, controlled by the Borrower or not less than 50% of the voting interest of which is owned, directly or through one or more intermediaries, by the Borrower.

1.02 Accounting.

     Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

ARTICLE 2.0 THE LOAN

2.01 Disbursement of the Loan.

     The Lender will credit the proceeds of the Loan to the Borrower's deposit account with the Lender.

2.02 General Terms.

     Subject to the terms hereof, the Lender will lend the Borrower, from time to time until the earlier of the date the Lender makes demand on the Demand Note or the occurrence of an Event of Default, such sums as the Borrower may request by reasonable same day notice to the Lender, received by


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the Lender not later than 11:00 A.M. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the lesser of the then existing Borrowing Base or $3,000,000.00 (the "Line of Credit Commitment"). The Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until the earlier the date the Lender makes demand on the Demand Note or the occurrence of an Event of Default, the lesser of the then existing Borrowing Base or the Line of Credit Commitment in integral multiples of $50,000.00. It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full.

2.03 The Demand Note.

     The Line of Credit Commitment shall be evidenced by a note, payable on demand, in the form attached hereto as Exhibit 2.03.

2.04 Interest Rate and Payments of Interest.

     (A) Interest shall be paid as follows:

          (1) Except as otherwise provided under Section 2.04(B), interest on the principal balance of the Loan from time to time outstanding will be payable at the rate(s) of interest and in the manner set forth in the Notes.

          (2) Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and shall be payable monthly in arrears on the first day of each month and at maturity, whether by acceleration or otherwise.

     (B) All agreements between or among the Borrower, the Guarantor and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by the Notes, this Agreement, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced by the Notes, this Agreement, or otherwise, exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of the Notes and this Agreement to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of the Notes or any of the Loan Documents or other financing instruments executed in connection herewith at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest.


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This provision shall control every other provision of all agreements between or among the Borrower, the Guarantor and the Lender.

2.05 Payment to the Lender.

     The Lender shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower absent manifest error unless the Borrower notifies the Lender to the contrary within thirty (30) days of its receipt of any statement that it deems to be incorrect. Alternatively, at its sole discretion, the Lender may charge against any deposit account of the Borrower all or any part of any amount due hereunder.

ARTICLE 3.0 CONDITIONS PRECEDENT

The obligation of the Lender to make the Loan is subject to the following conditions precedent:

3.01 Documents Required for the Closing.

     The Borrower shall have delivered to the Lender, prior to the initial disbursement of the Loan (the "Closing"), the following:

     (A) The Demand Note duly executed by the Borrower, in the form attached hereto as Exhibit 2.03;

     (B) A duly executed Second Amendment to Mortgage and Security Agreement from the Borrower in the form attached hereto as Exhibit 1.01(E);

     (C) the duly executed Subordination Agreements;

     (D) A duly executed Perfection Certificate from the Borrower in the form attached hereto as Exhibit 1.01(F);

     (E) The Guaranty duly executed by the Guarantor in the form attached hereto as Exhibit 1.01(D);

     (F) A First Amendment to and Ratification of Blocked Account Deposit Agreement duly executed by the Borrower in the form attached hereto as Exhibit 1.01(A);

     (G) The Financing Statements and other instruments required by Article 4.0;

     (H) A copy, certified as of the date of the Closing, of resolutions of the board of directors of the Borrower, authorizing the execution, delivery, and performance of this Agreement, the Demand Note, the Loan Documents, and each other document to be delivered pursuant hereto;

     (I) A copy, certified as of the date of the Closing, of the bylaws of the Borrower;

     (J) A certificate (dated the date of the Closing) of the corporate secretary or assistant secretary of the Borrower as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Demand Note, the Loan Documents, and each other document to be delivered pursuant hereto;

     (K) A copy, certified as of the most recent date practicable by the Secretary of the State of Delaware, of the Articles of Incorporation of the Borrower, and all amendments thereto, together with a certificate (dated the


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date of the Closing) of the corporate secretary or assistant secretary of the
Borrower to the effect that such Articles of Incorporation have not been further amended since the date of the aforesaid certification of the Secretary of the State of Delaware;

     (L) Certificates of tax and corporate good standing dated as of the most recent date practicable, issued by the Commissioner of the Department of Revenue and the Secretary of State of the State of Delaware as to the tax good standing and the legal existence and good legal standing, respectively, of the Borrower;

     (M) Certificates, as of the most recent dates practicable, of the Secretary of The Commonwealth of Massachusetts and of the secretary of state of each other state in which the Borrower is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

     (N) A written opinion of legal counsel to the Borrower dated the date of the Closing and addressed to the Lender, in form satisfactory to the Lender and its counsel;

     (O) A certificate, dated the date of the Closing, signed by the chief executive officer, the president or a vice president of the Borrower and to the effect that:

          (1) The representations and warranties set forth in Section 5.01 are true as of the date of the Closing; and

          (2) No Event of Default hereunder, and no event which, with the giving of notice or passage of time or both, would become such an Event of Default, has occurred as of such date;

     (P) Copies of all documents evidencing the terms and conditions of any debt specified as Subordinated Indebtedness on Exhibit 1.01(H); and

     (Q) A duly executed Borrowing Base Certificate as of a date not more than one (1) day prior to the Closing, acceptable to the Lender and certifying a Borrowing Base of not less than $3,057,559.62.

3.02 Documents Required for Subsequent Disbursements.

     At the time of, and as a condition to, any disbursement of any part of the Loan to be made by the Lender subsequent to the Closing, the Lender may require the Borrower to deliver to the Lender a certificate, dated the date on which any such disbursement is to be made, signed by the chief executive officer, the president or a vice president of the Borrower, and to the effect that:

     (A) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

     (B) No material adverse change has occurred in the financial condition or results of operations of the Borrower or any Subsidiary, considered as a whole, since the date of the Financial Statements; and

     (C) Each of the representations and warranties contained in Section 5.01 is true and correct in all material respects as if made on and as of the date of such disbursement (except for such representations and warranties made as of a particular date).

3.03 Certain Events.

     At the time of, and as a condition to, the Closing and each disbursement of any part of the Loan to be made by the Lender at or subsequent to the Closing:

     (A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

     (B) No material adverse change shall have occurred in the financial condition or results of operations of the Borrower or any Subsidiary, considered as a whole, since the dates of the Financial Statements; and

     (C) All of the Loan Documents shall have remained in full force and effect.

3.04 Legal Matters.

     At the time of the Closing and, at the discretion of the Lender, at the time of each subsequent disbursement, all legal matters incidental thereto shall be satisfactory to Bowditch & Dewey, LLP, legal counsel to the Lender.

ARTICLE 4.0 COLLATERAL SECURITY

4.01 Composition of the Collateral.

     The property in which a security interest is granted pursuant to the provisions of Sections 4.02 and 4.03 and pursuant to the Loan Documents is herein collectively called the "Collateral". The Collateral, together with all other property of the Borrower of any kind held by the Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full, but subject to Section 4.07 hereof.

4.02 Rights in Property Held by the Lender.

     As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers, and sets over to the Lender all of its right, title, and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing, from time to time, by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, or any deposit or other account with the Lender, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Lender has under Section 8.06 or otherwise. The Lender's security interest in the Blocked Account shall be subject to the provisions of the Blocked Account Agreement.

4.03 Rights in Property Held Either by the Borrower or by the Lender.

     As further security for the prompt satisfaction of all of the Obligations, the Borrower hereby assigns to the Lender all of its right, title and interest in and to, and grants the Lender a lien upon and a continuing security interest in all assets of every type and description, wherever located, whether now owned or hereafter acquired, together with all substitutions and replacements therefor, accessions thereto, and proceeds (including, but without limitation, insurance proceeds) and products thereof, including, without limitation, the following:

     (A) All Inventory;

     (B) All Accounts, Deposit Accounts, Contracts, accounts receivable, contract rights, and Chattel Paper, regardless whether they constitute proceeds of other Collateral;

     (C) All Investment Property, securities entitlements and Financial Assets, and all General Intangibles (including Payment Intangibles), regardless whether they constitute proceeds of other Collateral, including, without limitation, all the Borrower's rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain Goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the Borrower's Inventory or other Collateral; all Payment Intangibles; and including any and all right, title and interest of the Borrower in, to or under any and all licenses, franchises, permits and approvals obtained or required in connection with Borrower's business operations;

     (D) All rights to payment of any insurance proceeds or awards for damages in connection with any condemnations or takings of any interest in and to any real or personal property, wherever located, or any conveyance in lieu thereof;

     (E) All products of and accessions to any of the Collateral;

     (F) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

     (G) All obligations owing to the Borrower of every kind and nature, and all choses in action, all Commercial Tort Claims, all Letter-of-Credit Rights and all Supporting Obligations;

     (H) All tax refunds of every kind and nature to which the Borrower is now or hereafter may become entitled no matter however arising, including, without limitation, loss carry back refunds;

     (I) All Intellectual Property, goodwill, trade secrets, computer programs, source codes, licenses, customer lists, trade names, copyrights, trademarks and patents, all domain names, internet web sites and other rights;

     (J) All Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), Documents and Instruments, including Promissory Notes (whether negotiable or non-negotiable, and regardless of their being attached to Chattel Paper) and all money, cash and coins;

     (K) All Equipment, including without limitation machinery, furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of the Borrower;

     (L) All insurance policies and all proceeds of Collateral of every kind and nature and in whatever form, including without limitation both cash and non-cash proceeds resulting or arising from the rendering of services by the Borrower or the sale or other disposition by the Borrower of the Inventory or other Collateral and including all insurance proceeds;

     (M) All books and records, magnetic tapes, electronic data, computer records and discs relating to the conduct of the Borrower's business including, without in any way limiting the generality of the foregoing, those relating to its Accounts;

     (N) All Deposit Accounts maintained by the Borrower with any bank, trust company, credit union, investment firm or fund, or any similar institution or organization; and

     (O) All property of the Borrower in the possession of the Lender, including without limitation, all sums in the Blocked Account.

4.04 Priority of Liens.

     The foregoing liens shall be first and prior liens except for Permitted Liens.

4.05 Financing Statements and Certificates of Title.

     (A) The Borrower will:

          (1) Execute or authenticate and deliver to the Lender any writings and do all things necessary, effectual or reasonably requested by the Lender to carry into effect the provisions and intent of this Agreement, or to vest more fully in or assure to the Lender (including without limitation, all steps to create and perfect) the security interest in the Collateral granted to the Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral, including the furnishing at the Borrower's cost and expense, at such intervals as the Lender may establish from time to time, of reports, financial data and analyses satisfactory to the Lender. The Borrower hereby authorizes the filing of any financing statements or continuation statement, and amendments to financing statements, in any jurisdiction and with any filing offices as are necessary or desirable to perfect the security interests granted to the Lender pursuant to this Agreement, and the Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) to perform all other acts that the Lender deems appropriate to protect and preserve the Collateral;

          (2) Pay, or reimburse the Lender for paying, all costs and taxes of filing or recording the same in all offices and registries in which it is necessary to file or record such financing statements so as to perfect the Lender's security interest in and lien on all Collateral; and

          (3) Take such other steps as the Lender, from time to time, may direct, including the noting of the Lender's lien on the Collateral and, to the extent a motor vehicle is not subject to a Permitted Lien, on any Certificates of Title therefor, all to perfect to the satisfaction of the Lender the Lender's interest in the Collateral.

     (B) In addition to the foregoing, and not in limitation thereof, to the extent lawful, the Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) (i) to execute, authenticate, amend, file, record and/or register any financing statement in the name of the Borrower, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in and lien on, and to protect or preserve, the Collateral; (ii) to enter into a control agreement or other agreement for the purpose of perfecting or maintaining the perfection of the security interests in and liens upon the Collateral; and (iii) to take any other action deemed necessary or prudent by the Lender, in the sole exercise of its discretion, to effect, perfect, continue or maintain the security interests in and liens upon any Collateral as contemplated by this Agreement or the Loan Documents.

4.06 Mortgagees', Landlords', and Warehousemen's Waivers.

     The Borrower will, within thirty (30) days after any request of the Lender, cause any mortgagee of real estate owned by the Borrower, any landlord of premises leased by the Borrower, and any warehouseman or other bailee on whose premises any of the Collateral with a value in excess of $100,000 may be located to execute and deliver to the Lender instruments, in form and substance satisfactory to the Lender, by which such mortgagee, landlord or warehouseman or other bailee waives its rights, if any, in and to all Goods composing a part of the Collateral.

4.07 Termination.

     When all indebtedness under the Demand Note has been fully, finally and indefeasibly paid and the Borrower acknowledges in writing that (a) Lender has no further obligations to make advances thereunder and (b) the Borrower has no claims, causes of action, demands or rights of setoff against the Lender under this Agreement or the Notes, then, provided no Event of Default exists hereunder, the Lender shall provide the Borrower with a written acknowledgment that the security interests granted by the Borrower to the Lender under this
Article 4 have been terminated. In addition, upon receipt of a written acknowledgement from each counterparty to the Subordination Agreements or from the Guarantor, as applicable, that they have no claims, causes of action or rights of setoff against the Lender arising out of the applicable Subordination Agreement or the Guaranty, the Lender shall acknowledge that the Subordination Agreements or the Guaranty, as applicable, have been terminated.

ARTICLE 5.0 REPRESENTATIONS AND WARRANTIES

5.01 Original.

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

     (A) The Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware; the Borrower has no Subsidiaries other than the Subsidiaries named in Exhibit 5.01(A); each Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation, all as set forth in
Exhibit 5.01(A); the Borrower and Subsidiaries have the lawful power to own their properties and to engage in the businesses they conduct, and each is duly qualified and in good standing as a foreign corporation in Massachusetts and such other jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which the Borrower and each Subsidiary are qualified to do business are set forth in
Exhibit 5.01(A) or otherwise disclosed to the Lender in writing; the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary is as listed in Exhibit 5.01(A); the identity of each shareholder of the Borrower and the number of shares owned by each is as listed on Exhibit 5.01(A); the addresses of all places of business of the Borrower and its Subsidiaries are as set forth in Exhibit 5.01(A) or otherwise disclosed to the Lender in writing; neither the Borrower nor any Subsidiary has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof except as set forth in Exhibit 5.01(A); and all of the authorized, issued, and outstanding shares of capital stock of each Subsidiary are owned by the Borrower;

     (B) Neither the Borrower nor any Subsidiary is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment

Company", within the meaning of the Investment Company Act of 1940, as amended;

     (C) Neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness beyond any applicable grace or cure period (or, in the case of trade Indebtedness, is not more than ninety (90) days past due), and the making and performance of this Agreement, the Notes, and the other Loan Documents will not (immediately or with the passage of time, the giving of notice, or both):

          (1) Violate the charter or by-laws of the Borrower or any Subsidiary, or violate any Laws or result in a default under any contract, agreement, or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property is bound; or

          (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Subsidiary except in favor of the Lender;

     (D) The Borrower and the Guarantor, to the extent applicable to it or to him, has the power and authority to enter into and perform this Agreement, the Notes, and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents;

     (E) This Agreement, the Notes, and the other Loan Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

     (F) Except as disclosed in Exhibit 5.01(F) hereto, there is no pending order, notice, claim, litigation, proceeding, or investigation known to the Borrower against or affecting the Borrower or any Subsidiary, whether or not covered by insurance, that would in the aggregate involve the payment of $50,000.00 or more or would otherwise materially or adversely affect the financial condition or business prospects of the Borrower or any Subsidiary, considered as a whole, if adversely determined;

     (G) The Borrower and its Subsidiaries have good and marketable title to all of their assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person except for Permitted Liens;

     (H) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrower and its Subsidiaries at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower and its Subsidiaries, considered as a whole, from December 31, 2003 to the date hereof;

     (I) As of the date hereof, the Borrower and its Subsidiaries have no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) and reserved against in the balance sheet dated December 31, 2003 included in the Financial Statements or as disclosed in, or permitted by, this Agreement; and the Borrower does not know or have reasonable ground to know of any basis for the assertion against it or any Subsidiary of any such claim or litigation based upon such Indebtedness as of the date of the Closing except as disclosed on Exhibit 5.01(F) or otherwise disclosed to the Lender in writing;

     (J) Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

     (K) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, considered as a whole, the Borrower and its Subsidiaries have each complied with all applicable Laws with respect to (1) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

     (L) No representation or warranty by or with respect to the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

     (M) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower, any Subsidiary, or the Guarantor in connection with the execution and delivery of this Agreement, the Demand Note, and the Loan Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

     (N) All existing Indebtedness of the Borrower or any Subsidiary: (1) for money borrowed, or (2) under any security agreement, mortgage or agreement covering the lease by the Borrower or any Subsidiary as lessee of real or personal property is described in Exhibit 5.01(N);

     (O) Except as described in Exhibit 5.01(O), attached hereto, or otherwise disclosed to the Lender in writing, (a) neither the Borrower nor any Subsidiary has any material leases, contracts, or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; licenses, patents or license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension, and retirement plans; or accrued vacation pay, insurance, and welfare agreements); (b) to the best of Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which the Borrower or any Subsidiary is a party have complied in all material respects with the provisions of such leases, contracts, and other commitments; and (c) to the best of Borrower's knowledge, no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default, which default might have a materially adverse effect upon the business or financial condition of the Borrower or, as applicable, any Subsidiary, considered as a whole;

     (P) All registered patents, trademarks and copyrights of the Borrower or any Subsidiary, all pending applications of the Borrower or any Subsidiary for registration of any patents, trademarks or copyrights, and all licenses or agreements in connection with any Intellectual Property of the Borrower or any Subsidiary are described in Exhibit 5.01(P) attached hereto;

     (Q) The Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loan;

     (R) The Borrower's federal tax returns for all years of operation, including the year ended December 31, 2003, have been filed with the Internal Revenue Service and have not been challenged;

     (S) Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the Borrower and each Subsidiary meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the Borrower or any Subsidiary; and

     (T) The liens and security interests created pursuant to Sections 4.02 and
4.03 are in all cases first and prior liens except for Permitted Liens.

5.02 Survival.

     All of the representations and warranties set forth in Section 5.01 shall survive until there remain no outstanding commitments hereunder.

ARTICLE 6.0 COVENANTS OF THE BORROWER

6.01 Affirmative Covenants.

     The Borrower does hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply, or if appropriate cause its Subsidiaries to comply, at all times with the following affirmative covenants:

     (A) The Borrower will use the proceeds of the Loan only for the purposes set forth in Exhibit 6.01(A), and will furnish the Lender such evidence as it may reasonably require with respect to such use;

     (B) The Borrower will furnish the Lender:

          (1) As soon as available, but in any event within forty-five (45) days after the close of each calendar month in each fiscal year: (a) a statement of changes in cash flow of the Borrower and its Subsidiaries for such month; (b) income statements of the Borrower and its Subsidiaries for such month; and (c) balance sheets of the Borrower and its Subsidiaries as of the end of such month-all prepared by management on a consolidated basis in reasonable detail, subject to normal year-end audit adjustments and certified by the Borrower's chief executive officer, president, chief financial officer or chief accounting officer to have been prepared in accordance with GAAP;

          (2) As soon as available, but in any event within one hundred twenty
(120) days after the close of each fiscal year: (a) a statement of stockholders' equity and a statement of changes in cash flow of the Borrower and its Subsidiaries for such fiscal year; (b) income statements of the Borrower and its Subsidiaries for such fiscal year; and (c) balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year-all such statements to be prepared on a consolidated basis, together with other subsidiaries of the Borrower, in reasonable detail, including all supporting schedules, comments, footnotes and related management letters; the statements and balance sheets to be audited by Deloitte & Touche or another independent certified public accountant selected by Borrower and acceptable to the Lender, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower and its Subsidiaries, together with other subsidiaries of the Borrower; the Lender shall have the right, from time to time to discuss the affairs of the Borrower directly with such independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions.

          (3) Upon request by the Lender, for the most recent fiscal quarter of IP Fibre Devices (a) an income statement of IP Fibre Devices for such fiscal quarter; and (b) a balance sheet of IP Fibre Devices as of the end of such fiscal quarter - all prepared in reasonable detail, subject to normal year-end audit adjustments and certified as accurate and complete by the chief executive officer, president or chief financial officer of IP Fibre Devices and acceptable to Lender in accordance with generally accepted accounting principles applicable in the United Kingdom and presented in United Kingdom pounds sterling, such statements to present fairly the financial position and results of operations of IP Fibre Devices (UK) Limited and to be stated in United Kingdom pounds sterling;

          (4) Contemporaneously with the monthly financial report in conjunction with the end of each fiscal quarter and the year-end financial report required by the foregoing paragraphs (1) and (2), a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the Borrower during such year or monthly period, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrower has fulfilled all its obligations under this Agreement, and that, to the best of his knowledge, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof in any material respect or, if the Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge;

          (5) Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, and financial statements that the Borrower sends or makes available to its stockholders and all registration statements and reports that the Borrower files with the Securities and Exchange Commission or any successor Person;

          (6) Within fifteen (15) days after the end of each calendar month, in such form and detail as shall be satisfactory to the Lender, an aging, as of the end of such month, of (a) the then Eligible Accounts, (b) all other Accounts of the Borrower certified by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower to be complete and correct;

          (7) Within fifteen (15) days after the end of each calendar month (and at any additional time in the discretion of the Lender or if any material deterioration in the Borrowing Base would be disclosed thereby) a Borrowing Base Certificate as of the end of such month (or as of a date not more than three (3) days prior to the date of any such additional Borrowing Base Certificate). Each Borrowing Base Certificate shall be effective only as accepted by the Lender (and with such revisions, if any, as the Lender may require as a condition to such acceptance), such acceptance to be presumed after receipt of such Borrowing Base Certificate unless the Lender otherwise notifies the Borrower, whether thereafter, theretofore, or contemporaneously therewith; and

          (8) Upon the Lender's request, from time to time, copies of any or all agreements, contracts, or commitments referred to in Section 5.01(O) hereof;

     (C) The Borrower will maintain its Inventory, Equipment, the Mortgaged Property and its other real estate, and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Lender thereof, and the Lender may, in its discretion, do so and on demand be reimbursed therefor by the Borrower;

     (D) The Borrower and its Subsidiaries will maintain, or cause to be maintained, public liability insurance (subject to such deductibles for each entity as are acceptable to the Lender in its discretion) and fire and extended coverage insurance on all assets that are of a character usually insured by businesses engaged in the same or similar operations, all in form and amount sufficient to indemnify the Borrower or Subsidiary for 100% of the appraised value of any such asset lost or damaged (subject to any deductible customary in the Borrower's or Subsidiary's industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers as may be satisfactory to the Lender. The Borrower and its Subsidiaries will cause all such insurance policies to contain a standard mortgage clause and to be payable to the Lender as its interest may appear, to cause the Lender to be named as an additional insured on all such liability policies, to deliver the policies of insurance to the Lender, and, in the case of all policies of insurance carried for the benefit of the Borrower or any Subsidiary by any lessee, sublessee, subtenant, or other party having rights to occupy or use the mortgaged property or any part thereof or interest therein under any lease, sublease, or other agreement (whether oral, written, or otherwise evidenced), to cause all such policies to be payable to the Lender as its interest may appear. Such policies shall contain a provision whereby they cannot be cancelled except after thirty (30) days' written notice to the Lender. The Borrower will furnish to the Lender such evidence of insurance as the Lender may reasonably require. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid the premium on any such insurance when due, the Lender, in its discretion, may do so and be reimbursed by the Borrower therefor. The Borrower and each Subsidiary hereby assign to the Lender any returned or unearned premiums that may be due the Borrower or any Subsidiary upon cancellation by the insurer of any such policy for any reason whatsoever and direct any such insurer to pay the Lender any amounts so due. provided, however, that the Lender will pay to the Borrower or the appropriate Subsidiary any such returned or unearned premiums within five (5) days after the receipt thereof if there has not occurred and be continuing an Event of Default hereunder. The Lender is hereby appointed the attorney-in-fact of the Borrower and each Subsidiary (without requiring the Lender to act as such), effective after demand upon the Demand Note or during the continuance of an Event of Default, to endorse any check which may be payable to the Borrower or any Subsidiary to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance), and any amount so collected may be applied by the Lender toward satisfaction of the Loan and any other Obligations. If the Lender receives any proceeds from insurance in the absence of an Event of Default, it shall remit such proceeds to the Borrower or such Subsidiary within three (3) Business Days after the Lender's receipt of such proceeds, provided that immediately prior to any such remittance the

Lender is provided with a Borrowing Base Certificate reflecting a current Borrowing Base not less than the amount of the Loan then outstanding without first providing the Lender with thirty (30) days advance written notice of its intention to do so;

     (E) The Borrower and its Subsidiaries will each pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

     (F) The Borrower will maintain a Borrowing Base such that the amount of the Borrower's outstanding Loan will not, at any time, exceed its Borrowing Base;

     (G) The Borrower and its Subsidiaries will each, when requested to do so, make available for inspection by duly authorized representatives of the Lender any of its books and records and will furnish the Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor;

     (H) The Borrower and its Subsidiaries will each take all necessary steps to preserve its corporate existence and franchises and comply in all material respects with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject;

     (I) The Borrower and its Subsidiaries will each collect its Accounts and sell its Inventory only in the ordinary course of business;

     (J) The Borrower and its Subsidiaries will each keep accurate and complete Records of its Accounts, Inventory, and Equipment consistent with sound business practices;

     (K) The Borrower and its Subsidiaries will each give immediate notice to the Lender of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (except where the claim is covered by insurance and the insurer has acknowledged coverage); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition or property of the Borrower or its Subsidiaries, considered as a whole;

     (L) At the Lender's request, the Borrower will furnish the Lender with true, correct and complete copies of federal income tax returns filed by the Borrower, together with all schedules thereto. The Borrower will cause the full amount of each federal and other income tax refund (including any interest component thereof) received by the Borrower to be applied as an immediate repayment or partial repayment of the Loan, but such repayment shall not of itself reduce the Line of Credit Commitment;

     (M) The Borrower and its Subsidiaries will each pay when due (or within applicable grace periods (or, in the case of trade indebtedness, no later than ninety (90) days from the date incurred)) all of its other Indebtedness due third Persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books; provided, however, that no payment shall be made in respect to Subordinated Indebtedness except in strict compliance with all of the terms of the Subordination Agreements or the terms of such other applicable provisions of subordination theretofore approved in writing by the Lender. If default be made by the Borrower or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Lender shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower or such Subsidiary and be reimbursed by the Borrower or such Subsidiary therefor;

     (N) The Borrower and its Subsidiaries will each notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default or if it becomes aware of any material adverse change in the financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower, a Subsidiary, or the Guarantor or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder or under the Loan Documents;

     (O) The Borrower and its Subsidiaries will each notify the Lender thirty
(30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

     (P) The Borrower and its Subsidiaries will each (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); (2) furnish the Lender, promptly after a request for same by the Lender, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan;

     (Q) The Borrower will permit the Lender to conduct field audits periodically, and at least annually, at reasonable times on any premises occupied by the Borrower or on which any Collateral is located. The Borrower shall pay to the Lender the Lender's reasonable costs and expenses related to one such field audit in any calendar year, provided, however, that the Borrower shall pay to the Lender the Lender's reasonable costs and expenses related to any field audit conducted during the occurrence of an Event of Default; and

     (R) The Borrower will maintain the Blocked Account in accordance with the provisions of the Blocked Account Agreement.

6.02 Negative Covenants.

     The Borrower does hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply, or if appropriate cause its Subsidiaries to comply, at all times with the following negative covenants, unless the Lender shall otherwise have agreed in writing:

     (A) Neither the Borrower nor any Subsidiary will change its name, enter into any merger or consolidation (other than with wholly owned subsidiaries resulting in no change in the beneficial ownership of the Borrower);

     (B) Neither the Borrower nor any Subsidiary nor IPG Laser GmbH will sell, transfer, lease, or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets, excluding (i) obsolete inventory or equipment sold at depreciated book value or (ii) up to

$100,000.00 in assets in any one transaction or series of related transaction, provided the aggregate cumulative amount of such transactions shall not exceed $1,000,000.00;

     (C) Neither the Borrower nor any Subsidiary will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral except in the ordinary course of business or in the case of obsolete Inventory or Equipment, in sales for amounts equal to or exceeding depreciated book value;

     (D) Neither the Borrower nor any Subsidiary will sell or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business without first providing the Lender with thirty (30) days advance written notice of its intention to do so;

     (E) Neither the Borrower nor any Subsidiary will mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, liens of the Loan Documents, and existing liens listed on Exhibit 1.01(G) to the extent shown on such Exhibit 1.01(G) to be permitted to exist after the Closing;

     (F) Neither the Borrower nor any Subsidiary will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person without notifying the Lender in writing in advance, except for (i) the endorsement of commercial paper for deposit or collection in the ordinary course of business, and (ii) unsecured guarantees of obligations of foreign subsidiaries of the Borrower;

     (G) Neither the Borrower nor any Subsidiary will incur, create, assume, or permit to exist any Indebtedness except: (1) the Loan; (2) existing Indebtedness listed on Exhibit 5.01(N); (3) trade indebtedness incurred in the ordinary course of business, (4) contingent Indebtedness permitted by Section 6.02(F);
(5) operating lease obligations permitted by Section 6.02(M); (6) Indebtedness secured by Permitted Liens; (7) Subordinated Indebtedness; and (8) capital leases or purchase money Indebtedness permitted by Section 6.02(K);

     (H) Neither the Borrower nor any Subsidiary (other than a wholly owned Subsidiary of the Borrower) will declare or pay any dividends, or make any other payment or distribution on account of its capital stock (other than shares of stock of, or other instruments issued by, the Borrower convertible into stock of the Borrower), nor make any assignment or transfer of Accounts, or, other than in the ordinary course of business, of Inventory;

     (I) Neither the Borrower nor any Subsidiary will form any subsidiary, make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, other than investments of the Borrower in the Subsidiaries listed on Exhibit 5.01(A) without first providing the Lender within thirty (30) days advance written notice of its intention to do so;

     (J) Neither the Borrower nor any Subsidiary will make any loan or advance to any officer, shareholder, director, or employee of the Borrower or any Subsidiary, except for (i) business travel, educational or relocation and similar temporary advances in the ordinary course of business, or (ii) loans not exceeding $100,000.00 to any one such individual up to $200,000.00 in the aggregate at any one time outstanding;

     (K) Neither the Borrower nor any Subsidiary will make payments on account of the purchase or lease of Fixed Assets that, in the aggregate, in any fiscal year (commencing with the current fiscal year) will exceed the lesser of 15% of the revenues of the Borrower for such fiscal year or $6,000,000; as used in this paragraph, the term "lease" means a lease reflected on a balance sheet of the Borrower and its Subsidiaries or a lease that should be so reflected under GAAP;

     (L) INTENTIONALLY OMITTED;

     (M) Neither the Borrower nor any Subsidiary will pay or commit to pay, in an aggregate amount for any fiscal quarter (commencing with the current fiscal quarter), lease obligations in excess of $210,000.00 without obtaining the Lender's prior written consent (as used in this paragraph, the term "lease" means a lease that is not capitalized in a balance sheet of the Borrower and should not be so capitalized under GAAP);

     (N) Neither the Borrower nor any Subsidiary will purchase or otherwise invest in or hold securities, nonoperating real estate, or other nonoperating assets except: (1) Permitted Investments; (2) the present investment in any such assets held as of December 31, 2003 and reflected in the Financial Statements; and (3) operating assets that hereafter become nonoperating assets;

     (O) Neither the Borrower nor any Subsidiary will permit any change in the active involvement of Valentin P. Gapontsev in the operations of the Borrower, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or conditioned;

     (P) Neither the Borrower nor any Subsidiary will prepay Indebtedness for borrowed money except the Obligations, Indebtedness secured by any of its assets (except the Obligations), or so-called "mandatory prepayments" of that Indebtedness due to JDS Uniphase which is subject to the Intercreditor Agreement (such prepayments to be in accordance with existing payment terms), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

     (Q) Neither the Borrower nor any Subsidiary will enter into any sale-leaseback transaction without first providing the Lender with thirty (30) days advance written notice of its intention to do so;

     (R) Neither the Borrower nor any Subsidiary will acquire or agree to acquire any stock in, or all or substantially all of the assets of, any Person without first providing the Lender with thirty (30) days advance written notice of its intention to do so;

     (S) Neither the Borrower nor any Subsidiary will furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

     (T) Neither the Borrower nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder; and

     (U) Neither the Borrower nor any Subsidiary will make distributions, directly or indirectly, to IP Fibre Devices except that the Borrower may make a distribution of up to US$150,000 to IP Fibre Devices in the fiscal quarter ending December 31, 2004 to be used to pay tax liabilities or for working capital requirements of IP Fibre Devices for such fiscal quarter and, thereafter, with the Lender's prior written approval, the Borrower may be permitted to make additional distributions to IP Fibre Devices on a quarterly basis as may be necessary to pay tax liabilities or for working capital requirements of IP Fibre Device due and payable within such quarterly period.

ARTICLE 7.0 DEFAULT

7.01 Events of Default.

     The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     (A) The Borrower or the Guarantor shall fail to pay when due any of its Obligations to the Lender within ten (10) days of the date due;

     (B) The Borrower or the Guarantor or any Subsidiary shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the Loan Documents, and such failure shall continue for fifteen
(15) days after (1) notice of such failure from the Lender; or (2) the Lender is notified of such failure or should have been so notified pursuant to the provisions of Section 6.01(N), whichever is earlier;

     (C) The Borrower or any Subsidiary shall fail to pay Indebtedness exceeding $50,000.00 due any third Person, and such failure shall continue beyond any applicable grace period (or, with respect to trade Indebtedness which is not subject to a grace period, within ninety (90) days of the date such trade Indebtedness is incurred), or the Borrower or any Subsidiary shall suffer to exist any other event of default under any agreement binding the Borrower or any Subsidiary;

     (D) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the Borrower or the Guarantor or any Subsidiary to the Lender in connection with this Agreement, or as inducement to the Lender to enter into this Agreement, or in any separate statement or document to be delivered to the Lender hereunder, shall be materially false or incorrect when made;

     (E) The Borrower or the Guarantor or any Subsidiary shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

     (F) Proceedings in bankruptcy, or for reorganization of the Borrower or any Subsidiary, or for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower or the Guarantor or any Subsidiary and, except with respect to any such proceedings instituted by the Borrower, the Guarantor or a Subsidiary, shall not be discharged within sixty (60) days of their commencement;

     (G) A receiver or trustee shall be appointed for the Borrower or the Guarantor or any Subsidiary or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or the Guarantor or any Subsidiary, and except with respect to any such appointments requested or instituted by the Borrower, the Guarantor or any Subsidiary, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the Borrower, the Guarantor or any Subsidiary, such proceedings shall not be discharged within sixty (60) days of their commencement, or the Borrower or the Guarantor or any Subsidiary shall discontinue business or materially change the nature of its business, or the Collateral becomes, in the reasonable judgment of the Lender, insufficient in value to satisfy the Obligations, or the Lender otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the Obligations;

     (H) The Borrower or the Guarantor or any Subsidiary shall suffer final judgments (which are not covered by insurance where the insurer has acknowledged coverage) for payment of money aggregating in excess of $100,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

     (I) A judgment creditor of the Borrower or the Guarantor or any Subsidiary shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

     (J) An uninsured loss by fire or other casualty to any security for the Loan exceeding $100,000.00 as determined by a public adjuster acceptable to the Lender;

     (K) Failure by the Borrower or the Guarantor to pay any amount of money or to observe or perform any other covenant, condition or agreement which is the obligation of the Borrower or the Guarantor to the Lender under any other existing or future note, mortgage or other document or instrument;

     (L) Any obligee of Subordinated Indebtedness shall fail to comply with the subordination provisions of the instruments evidencing such Subordinated Indebtedness; or

     (M) The Guarantor shall fail to comply fully with the requirements of the Guaranty, or give notice of or assert the termination, discontinuance, invalidity or unenforceability of the Guaranty; or

     (N) There occurs a Change in Control; or

     (O) There is a change in the current ownership of more than twenty percent (20%) of the voting power of the capital stock of the Borrower, whether such change occurs by sale, transfer, redemption, retirement or alteration of the voting rights of existing capital stock of the Borrower or by the Borrower's issuance of additional capital stock.

Notwithstanding the enumeration of the foregoing Events of Default, the Borrower acknowledges and agrees that the Loan is a demand Obligation that is payable on demand regardless of the occurrence or non-occurrence of an Event of Default.

7.02 Acceleration.

     At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of any Event of Default, declare all Obligations immediately due and payable without further action of any kind including without limitation, notice, demand or presentment.

ARTICLE 8.0 THE LENDER'S RIGHTS AND REMEDIES

8.01 Account Debtors

     Upon demand on the Demand Note or the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, may notify account debtors, at the Borrower's expense, that the Collateral has been assigned to the Lender and that payments shall be made directly to the Lender. Upon request of the Lender, the Borrower will notify such account debtors that their accounts must be paid to the Lender. Upon demand on the Demand Note or the occurrence of an Event of Default and at all times thereafter, the Borrower will hold all checks, drafts, cash and other remittances in trust for the Lender and deliver them in kind to the Lender. The Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower.

8.02 Possession and Foreclosure of Collateral

     Upon demand on the Demand Note or the occurrence of an Event of Default and at any time thereafter, to the extent that the Borrower could legally do so, the Lender, without presentment, demand, notice, protest or advertisement of any kind, may enter onto, occupy and use any premises owned by the Borrower or in which the Borrower has any interest. The Lender may take possession of all Collateral. In the Lender's sole discretion, the Lender may operate and use the Borrower's equipment, complete work in process and sell inventory without being liable to the Borrower on account of any losses, damage or depreciation that may occur as a result thereof (so long as the Lender acts in good faith). The Lender may lease or license the Collateral to any Person for such purposes. In any event, the Lender may sell, lease, assign and deliver the whole or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery, at such prices and upon such terms as the Lender deems advisable. The Lender may sell or lease Collateral alone or in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of Collateral sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof. If notice of sale is legally required, the Borrower agrees that ten (10) days written notice shall be deemed reasonable. Upon such sale, the Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption. In case of any such sale by the Lender of all or any of the Collateral on credit, or for future delivery, such Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser. The Lender shall incur no liability in case of the failure of the purchaser to take possession and pay for the Collateral so sold. In case of any such failure, the said Collateral may be resold. Any Collateral remaining unsold after being offered at public auction may be abandoned or disposed of for no consideration in such manner as the Lender deems appropriate.

     In any event, at any time and from time to time the Lender may abandon the Collateral or any part thereof. The Borrower agrees immediately upon demand to take possession of any and all abandoned Collateral and to remove it from any location in the possession of or under the control of the Lender.

8.03 INTENTIONALLY OMITTED;

8.04 Notification of Default to Third Parties

     The Lender may notify account debtors of the Borrowers to pay over to the Lender for application against the Obligations any sums due from such account debtors to the Borrowers. In addition, upon demand on the Demand Note or the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, may notify the Borrowers' suppliers and other third parties of the default and of any and all decisions made and actions taken by the Lender with respect to this Agreement, the Obligations or the Collateral, without liability of any kind.

8.05 Assembly of Collateral

     Upon demand on the Demand Note or the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, may require the Borrower to assemble the Collateral in a single location at a place to be designated by the Lender and make the Collateral at all times secure and available to the Lender.

8.06 Right of Set-Off.

     The Lender may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Lender to, or for the credit or the account of, the Borrower against any or all of the Obligations of the Borrower or the Guarantor, now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

8.07 Exercise of Other Remedies

     Upon demand on the Demand Note or the occurrence of any Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, may exercise the remedies of a secured party afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement between the Borrower and the Lender.

8.08 Cumulative Rights and Remedies

     All rights and remedies of the Lender, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

8.09 Additional Rights and Remedies

     (A) Upon demand on the Demand Note or the occurrence of an Event of Default, all obligations on the part of the Lender to make advances on the Demand Note, if the Lender so elects, shall cease and terminate, and, at the option of the Lender, the Demand Note shall become immediately due and payable, and the Lender shall thereupon be authorized and empowered to exercise any rights of foreclosure or as otherwise provided for the realization of any security for the Notes covered by any of the Loan Documents; but the Lender may, at its sole discretion, make any advances or portions of advances, after demand or the occurrence of any such Event of Default, without thereby waiving its right to demand payment of the Borrower's indebtedness evidenced by the Notes and secured by the Loan Documents, and without becoming liable to make any other or further advances as hereinabove contemplated by this Agreement.

     (B) Upon demand on the Demand Note or the occurrence of any Event of Default, the rights, powers, and privileges provided in this Section 8.09 and all other remedies available to the Lender under this Agreement or at law or in equity may be exercised by the Lender at any time and from time to time, whether or not the indebtedness evidenced and secured by the Notes and the Loan Documents shall be due and payable, and whether or not the Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Notes or any of the Loan Documents.

ARTICLE 9.0 ATTORNEY-IN-FACT

9.01 Attorney-In-Fact

     The Borrower hereby irrevocably appoints the Lender, or its designee, as the Borrower's true and lawful attorney-in-fact, effective upon demand upon the Demand Note or during the continuance of an Event of Default, with full power as follows: (A) to endorse the name of the Borrower on any assignments, notes, checks, drafts, money orders, or other instruments of payment for Collateral;
(B) to sign or endorse the name of the Borrower on any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts; (C) to obtain, adjust, settle and cancel, in the Borrower's name, insurance policies as required by Section 6.01(D) and to sign the Borrower's name on settlement checks or drafts; (D) in the Borrower's name, to do any act which this Agreement requires Borrower to do, and, (E) to give notice to the United States Post Office to effect changes of address so that mail addressed to the Borrower may be delivered directly to the Lender. In exercising this power-of-attorney, the Lender shall not be liable to the extent that it acts in good faith.

ARTICLE 10.0 MISCELLANEOUS

10.01 Construction.

     The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

10.02 Further Assurance.

     From time to time, the Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

10.03 Enforcement and Waiver by the Lender.

     The Lender shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.04 Expenses of the Lender.

     The Borrower will, on demand, reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents and the collection or attempted collection of any of the Obligations including without limitation by reason of enumeration, all reasonable expenses and fees of legal counsel for the Lender incurred in connection with any bankruptcy or insolvency action of the Borrower or the Guarantor or any Subsidiary.

10.05 Notices.

     Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile transmission, as follows, unless such address is changed by written notice hereunder:

     (A)   If to the Borrower: IPG Photonics Corporation
                               50 Old Webster Road
                               Oxford, MA 01540
                               Attention: Its Chief Executive Officer

           With a copy to:     IPG Photonics Corporation
                               50 Old Webster Road
                               Oxford, MA 01540
                               Attention: Chief Financial Officer and General
                               Counsel

     (B)   If to the Lender:   Banknorth, N.A.
                               370 Main Street
                               Worcester, Massachusetts 01608
                               Attention: Senior Commercial Loan Officer

           With a copy to:     George W. Tetler III, Esquire
                               Bowditch & Dewey, LLP
                               P.O. Box 15156
                               311 Main Street
                               Worcester, MA 01615-015

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice. Any such notice, demand, request, or other communication shall be deemed given when mailed as aforesaid.

10.06 Waiver and Indemnification by the Borrower.

     To the maximum extent permitted by applicable Laws, the Borrower:

     (A) Waives (1) protest of all commercial paper at any time held by the Lender on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 7.02, before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Lender; and

     (B) Defends, indemnifies and holds harmless the Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them in connection with the transactions contemplated by this Agreement or related to the banking relationship between or among the Borrower, the Guarantor and the Lender, excepting only the Lender's willful misconduct or gross negligence.

10.07 Participation/Pledge.

     Notwithstanding any other provision of this Agreement, the Borrower understands that the Lender may at any time enter into participation agreements with one or more participating banks whereby the Lender will allocate certain percentages of its commitment to them. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to, any such participating bank as well as the Lender, and the Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by the Borrower with such bank. Notwithstanding the foregoing provisions of this Section, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement, the Demand Note and the Loan Documents to a Federal Reserve bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under the Demand Note or any of the Loan Documents.

10.08 WAIVER OF JURY TRIAL.

     EACH OF THE LENDER AND THE BORROWER WAIVES ITS RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR SUCCESSORS AND ASSIGNS, WHICH RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE RELATIONSHIP BETWEEN THE LENDER AND THE BORROWER.

10.09 Applicable Law.

     This Agreement is entered into and performable in The Commonwealth of Massachusetts and shall be subject to and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

10.10 Binding Effect, Assignment, and Entire Agreement.

     This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

10.11 Severability.

     If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.12 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

10.13 Integration Clause

     This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by written instrument describing such amendment or modification executed by the Borrower and the Lender.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
-------------------------------------       ------------------------------------
Witness                                     Valentin P. Gapontsev,
                                            Chief Executive Officer


                                        BANKNORTH, N.A.


                                        By: /s/ Douglas J.G. MacLean
-------------------------------------       ------------------------------------
Witness                                     Douglas J.G. MacLean,
                                        Its Senior Vice President

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of August 9, 2006 (the "First Amendment") is by and between IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the "Borrower") and TD BANKNORTH, N.A., a national banking association with its principal office at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender"), formerly known as Banknorth, N.A.

                              W I T N E S S E T H:

         WHEREAS, the Borrower and Banknorth, N.A. entered into a Loan and Security Agreement dated as of November 15, 2004 (the "Agreement"); and

         WHEREAS, the Borrower has requested an increase in its borrowing availability and certain other modifications to the Agreement; and

         WHEREAS, the Lender is agreeable to such modifications, subject to the terms and conditions set forth in this First Amendment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the parties do hereby agree as follows:

         A. The Borrower acknowledges that TD Banknorth, N.A. is the holder of the Agreement and that all references to the Lender and Banknorth, N.A. in the Agreement shall henceforth mean and refer to TD Banknorth, N.A., with notices to be sent to TD Banknorth, N.A. at 370 Main Street, Worcester, Massachusetts 01608, Attention: Senior Commercial Loan Officer.

         B. Amendments to the Agreement.

                  1. All references to the "Loan" and the "Line of Credit Commitment" in the Agreement, including without limitation the definition of "Line of Credit Commitment" in Section 2.02 of the Agreement, shall henceforth mean a revolving line of credit facility up to $7,000,000.00 to be furnished by the Lender to the Borrower.

                  2. Definitions.

                           a. The definition of "Demand Note" is hereby deleted
                  from Article 1.0 of the Agreement and a definition of "Revolving Credit Note" substituted therefor to read as follows:

                           ""Revolving Credit Note" means the Revolving Credit Note referred to in Section 2.03."

                           b. The definitions of "Borrowing Base", "Guarantor",
                  "Guaranty" and "Notes" set forth in Article 1.0 of the Agreement are hereby amended and restated to read as follows:

                           ""Borrowing Base" means, at any time, the amount computed on the Borrowing Base Certificate most recently delivered to, and accepted by, the Lender in accordance with this Agreement and equal to the lesser of:

                           (A) $7,000,000.00; or

                           (B) Eighty percent (80%) of the Eligible Accounts of
                  the Borrower."

                           ""Guarantor" or "Guarantors" means each and both of Valentin P. Gapontsev and IP Fibre Devices (UK) Limited.

                           "Guaranty" or "Guaranties" means (A) with respect to Valentin P. Gapontsev, a duly executed Limited Guaranty in the form attached hereto as Exhibit 1.01(D)-1, as may be ratified or amended from time to time and (B) with respect to IP Fibre Devices (UK) Limited, a duly authorized and executed Unlimited Guaranty dated as of May 3, 2005 in the form attached hereto as Exhibit 1.01(D-2), as may be ratified or amended from time to time."

                           ""Notes" means the Revolving Credit Note and the Mortgage Note, individually and collectively."

                           c. Definitions of "Current Liabilities", "Current
                  Ratio", "Debt Service Coverage Ratio", "IPO", "Leverage Ratio", "Life Insurance Assignment", "Tangible Net Worth" and "Total Liabilities" are added to Article 1.0 of the Agreement, to read as follows:

                           ""Current Liabilities" means at any time all Liabilities that, in accordance with GAAP, should be classified as current liabilities on a balance sheet of the Borrower and its Subsidiaries.

                           "Current Ratio" means the ratio of (A) Current Assets to (B) Current Liabilities.

                           "Debt Service Coverage Ratio" means at any time the ratio of (A) the Borrower's cash available for debt service to (B) the Borrower's debt service requirements, such ratio to be calculated in accordance with the sample Covenant Compliance Calculation attached hereto as Exhibit 1.01(I).

                           "IPO" means an initial public offering by the Borrower of its common stock pursuant to which at least $100,000,000.00 of equity funding is raised by the Borrower.

                           "Leverage Ratio" means at any time the ratio of (A) Total Liabilities to (B) Tangible Net Worth.

                           "Life Insurance Assignment" means a Collateral Assignment of Life Insurance Policy dated July 27, 2001 with respect to life insurance policy number AUACOO1242 owned by the Borrower and issued by Valley Forge Life Insurance Company on the life of Valentin
                           P. Gapontsev in the minimum amount of $3,000,000.00, acknowledged by Valley Forge Life Insurance Company on September 10, 2001.

                           "Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of:

                                    (A) Any surplus resulting from any write-up
                           of assets subsequent to December 31, 2005;

                                    (B) Goodwill, including any amounts, however
                           designated on a balance sheet of the Borrower and its

                           Subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

                                    (C) Patents, trademarks, trade names,
                           copyrights and licenses;

                                    (D) Any amount at which shares of capital
                           stock of the Borrower appear as an asset on the Borrower's balance sheet;

                                    (E) Loans and advances to stockholders,
                           directors, officers, or employees and any loans, advances or payables owing to any Affiliate;

                                    (F) Deferred expenses; and

                                    (G) Any other amount in respect of an
                           intangible that should be classified as an asset on a balance sheet of the Borrower in accordance with GAAP.

                           "Total Liabilities" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on a balance sheet of the Borrower and any Subsidiaries."

                  3. General Terms.

                           a. Section 2.02 of the Agreement is restated in its
                  entirety to read as follows:

                           "2.02 General Terms.

                                    Subject to the terms hereof, the Lender will
                           lend the Borrower, from time to time until the earlier of June 30, 2008 (the "Line of Credit Termination Date") or the occurrence of an Event of Default, such sums as the Borrower may request by reasonable same day notice to the Lender, received by the Lender not later than 11:00 A.M. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the lesser of the then existing Borrowing Base or $7,000,000.00 (the "Line of Credit Commitment"). The Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until the occurrence of an Event of Default, the lesser of the then existing Borrowing Base or the Line of Credit Commitment in integral multiples of $50,000.00. It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full."

                           b. Section 2.03 of the Agreement is restated in its
                  entirety to read as follows:

                           "2.03  The Revolving Credit Note.

                                    The Line of Credit Commitment shall be
                           evidenced by a revolving credit note in the form attached hereto as Exhibit 2.03."

                           c. A new Section 2.06 is added to the Agreement to
                  read as follows:

                           "2.06    The Commitment Fee.

                                    The Borrower shall pay a commitment fee of
                           one-quarter of one percent (0.25%) per annum on the average daily undisbursed amount of the Line of Credit Commitment during each quarterly period or portion thereof. This commitment fee shall be payable quarterly in arrears, on the last day of each June, September, December and March of each year, commencing September 30, 2006."

                  4. Affirmative Covenants. Section 6.01 of the Agreement is amended by adding Sections 6.01(S) and 6.01(T) as follows:

                                    "(S) The Borrower shall maintain (1) a Debt
                           Service Coverage Ratio at all times equal to or greater than 1.20:1.00, to be tested on a rolling four fiscal quarter basis at the close of each fiscal quarter beginning with the fiscal quarter ending on September 30, 2006;

                                    (T) Upon successful completion of the IPO,
                           the Borrower shall maintain at all times:

                                             (1) a Current Ratio equal to or
                                    greater than 2.50:1.00, tested quarterly as of the end of each fiscal quarter, and

                                            (2) a Leverage Ratio equal to or
                                    less than 2.01:1.00, tested quarterly as of the end of each fiscal quarter."

                  5. Negative Covenants.

                           a. Section 6.02(K) of the Agreement is hereby
                  intentionally deleted.

                           b. Section 6.02(M) of the Agreement is hereby amended
                  by striking "$210,000.00" and inserting "$500,000.00" in its place.

                  6. Events of Default. The last non-lettered paragraph is deleted from the end of Section 7.01 of the Agreement.

                  7. Certain Additional Amendments. The phrase "after demand upon the Demand Note or" is deleted from Section 6.01(D) of the Agreement, the phrase "demand on the Demand Note or" is deleted from each of Sections 8.01, 8.02, 8.05, 8.07, 8.09 and 9.01 of the Agreement and the phrase "demand upon the Demand Note or" is deleted from Section
         9.01 of the Agreement.

                  8. Exhibits. Exhibit 1.01(B), Exhibit 1.01(D-1), Exhibit 1.01(D-2), Exhibit 1.01(I) and Exhibit 2.03, as attached to this First Amendment, are hereby added to the Agreement.

         C. Representations and Warranties. The Borrower hereby represents and warrants that:

                  1. no Event of Default pursuant to the Agreement has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or the passage of time or both, would constitute an Event of Default; and

                  2. except as set forth on Exhibit C.2. attached hereto, each of the representations and warranties contained in Section 5.01 of the Agreement is true and correct in all material respects as if made on and as of the date hereof except to the extent any such representation and warranty pertains to a specific date other than the date hereof.

         D. Ratification of Obligations. All Obligations of the Borrower to the Lender are hereby ratified and confirmed.

         E. Bringdown. The Borrower hereby certifies to the Lender that:

                  1. since November 15, 2004 (the "Date of Closing") to and including the date hereof, there have been no amendments to or changes in the Articles of Organization or By-Laws of the Borrower as delivered to the Lender as of the Date of Closing;

                  2. nothing has occurred which would lead the Secretary of State of the State of Delaware to refuse to issue a Certificate of Legal Existence and Good Corporate and Tax Standing as of the date of this First Amendment or which would lead the Secretary of State of the Commonwealth of Massachusetts to refuse to issue a Certificate of Legal Existence and Good Standing as of the date of this First Amendment;

                  3. all taxes required to be paid or withheld and deposited by the Borrower as of the date of this First Amendment have been paid or withheld;

                  4. except as set forth on Exhibit E.4. attached hereto, there has been no change in the officers, directors or shareholders (or their holdings) of the Borrower since the Date of Closing to and including the date of this First Amendment; and

                  5. the resolutions adopted by the Borrower and attached to a Certificate dated as of and delivered to the Lender on or about the Date of Closing have not been rescinded or amended and remain in full force and effect.

         F. Acknowledgements. The Borrower hereby acknowledges and agrees that it has no claim, cause of action, defense, right of setoff of recoupment or counterclaim against the Lender with respect to the Agreement, the Obligations, or any related loan documents as of the date hereof.

         G. Commitment Fee. In consideration of the increase by the Lender to the Borrower's borrowing availability, the Borrower agrees to pay the Lender, contemporaneously with the execution of this First Amendment, a non-refundable fee in the amount of $10,000.00.

         H. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meanings set forth in the Agreement.

         I. Entire Agreement. The Agreement, as hereby amended, shall remain in full force and effect pursuant to its terms and provisions as set forth herein.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Loan and Security Agreement as a sealed instrument as of the day and year first above written.

                                          IPG PHOTONICS CORPORATION



/s/ Dallas Moody                          By:   /s/ Timothy P.V. Mammen
------------------------------                  ----------------------------
Witness                                         Timothy P.V. Mammen,
                                                Chief Financial Officer

                                          TD BANKNORTH, N.A.



/s/ George W. Tetler                      By:   /s/ Mark D. Fellion
------------------------------                  ----------------------------
Witness                                         Mark D. Fellion,
                                                Its Vice President

                        THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.

         On this 9th day of August, 2006, before me, the undersigned notary public, personally appeared Timothy P.V. Mammen, Chief Financial Officer of IPG Photonics Corporation, proved to me through satisfactory evidence of identification, which was / / photographic identification with signature issued by a federal or state governmental agency, / / oath or affirmation of a credible witness, / / personal knowledge of the undersigned, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose as Chief Financial Officer of IPG Photonics Corporation.


                                      /s/ Angelo P. Lopresti
                                    ------------------------------------------
                                    Notary Public, Angelo P. Lopresti
                                    My Commission Expires:  November 13, 2009